As filed with the Securities and Exchange Commission on June 22, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-11

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BioMed Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Governing Instruments)

17140 Bernardo Center Drive, Suite 222
San Diego, California 92128
(858) 485-9840
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Alan D. Gold
Chairman, President and Chief Executive Officer
BioMed Realty Trust, Inc.
17140 Bernardo Center Drive, Suite 222
San Diego, California 92128
(858) 485-9840
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Scott N. Wolfe, Esq. Craig M. Garner, Esq. Latham & Watkins LLP 12636 High Bluff Drive, Suite 300 San Diego, California 92130 (858) 523-5400	Brad S. Markoff, Esq. Christine C. Lehr, Esq. DLA Piper Rudnick Gray Cary US LLP 4700 Six Forks Road, Suite 200 Raleigh, North Carolina 27609 (919) 786-2000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-125525

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount Being	Offering Price	Aggregate	Amount of
Title of Securities Being Registered	Registered(1)	per Unit(2)	Offering Price(2)	Registration Fee

Common Stock, $0.01 par value	2,472,500
per share	shares	$22.50	$55,631,250	$6,548

(1)	Includes 322,500 shares that may be purchased pursuant to an over-allotment option granted to the underwriters.

(2)	Based on the public offering price.

Explanatory Note

     This registration statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index, opinions of counsel and the accountants’ consents. Pursuant to Rule 462(b), the contents of our registration statement on Form S-11 (File No. 333-125525), including the exhibits thereto (the “Initial Registration Statement”), are incorporated by reference into this registration statement. This registration statement covers the registration of an additional 2,472,500 shares of our common stock for sale in the offering related to the Initial Registration Statement (an additional $55,631,250 aggregate offering price of our common stock). 322,500 shares of such additional common stock will be sold by us in the event the over-allotment option granted to the underwriters is exercised in full.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 22nd day of June, 2005.

BIOMED REALTY TRUST, INC.
By:	/s/ GARY A. KREITZER
Gary A. Kreitzer
Executive Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ ALAN D. GOLD* Alan D. Gold	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	June 22, 2005
/s/ JOHN F. WILSON, II* John F. Wilson, II	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 22, 2005
/s/ GARY A. KREITZER Gary A. Kreitzer	Executive Vice President, General Counsel, Secretary and Director	June 22, 2005
/s/ BARBARA R. CAMBON* Barbara R. Cambon	Director	June 22, 2005
/s/ EDWARD A. DENNIS* Edward A. Dennis	Director	June 22, 2005
/s/ MARK J. RIEDY* Mark J. Riedy	Director	June 22, 2005
/s/ THEODORE D. ROTH* Theodore D. Roth	Director	June 22, 2005
/s/ M. FAYE WILSON* M. Faye Wilson	Director	June 22, 2005
* By: /s/ GARY A. KREITZER Gary A. Kreitzer Attorney-in-fact

EXHIBIT INDEX

Exhibit
5.1	Opinion of Venable LLP with respect to the legality of the shares being registered.
8.1	Opinion of Latham & Watkins LLP with respect to tax matters.
23.1	Consent of Venable LLP (included in Exhibit 5.1)
23.2	Consent of Latham & Watkins LLP (included in Exhibit 8.1)
23.3	Consent of KPMG LLP, independent registered accounting firm.
23.4	Consent of KPMG LLP, independent auditors.
24	Power of Attorney (previously filed in the registrant’s Registration Statement on Form S-11 (No. 333-125525) and incorporated herein by reference).